Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Contacts:	Efthimios P. Sotos, Chief Financial Officer (215) 785-4000

Frits D. van Paasschen Elected to the
Jones Apparel Group, Inc. Board of Directors

New York, New York - November 28, 2006 - Jones Apparel Group, Inc. (NYSE:JNY) today announced that Frits D. van Paasschen has been elected to the Jones Apparel Group, Inc. Board of Directors. He will join the Board on November 30, 2006.

Mr. van Paasschen brings with him outstanding credentials grounded in management consulting and firsthand experience with establishing and building brands in developing markets around the world. Mr. van Paasschen has over 20 years experience in retail, operations and supply chain, consumer marketing and finance.

Beginning in 1983 Mr. van Paasschen held various management positions with Boston Consulting Group, First Call Corporation, Goldman, Sachs & Co. and McKinsey & Company. He left McKinsey & Company in 1995 to join Disney Consumer Products as Vice President, Finance and Planning. In 1998 Mr. van Paasschen became Vice President, Global Strategic Planning for Nike. He held several senior positions with Nike, and from 2000 to 2004 served as Corporate Vice President/General Manager Europe, Middle East and Africa.

Mr. van Paasschen is President and Chief Executive Officer of Coors Brewing Company. He is a member of the board of directors of Oakley, a worldwide leader in performance optics, serving on the Nominating and Corporate Governance Committee.

Peter Boneparth, Chief Executive Officer, commented, "On behalf of the Jones Apparel Group Board of Directors and the entire management team, I want to welcome Frits van Paasschen. He is a proven leader with an accomplished and notable career. We welcome his guidance and contributions to the Company."

Including Mr. van Paasschen, eight of the eleven directors are deemed to be independent directors under the Company's Director Independence Standards, which appear on the Company's website, www.jny.com (under the "Our Company - Corporate Governance"caption).

Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 company, is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through our chain of specialty retail and value-based stores, and operates the Barneys New York chain of luxury stores. The Company's nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon, Le Suit and Barneys New York. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company primarily contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Certain statements contained herein are "forward-looking statements"within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes,""expect,""plans,""intends,""anticipates"and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involves risks and uncertainties, including:

  those associated with the effect of national and regional economic conditions;

  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

  the performance of the Company's products within the prevailing retail environment;

  customer acceptance of both new designs and newly-introduced product lines;

  the Company's reliance on a few department store groups for large portions of the Company's business;

  consolidation of the Company's retail customers;

  financial difficulties encountered by customers;

  the effects of vigorous competition in the markets in which the Company operates;

  the Company's ability to identify acquisition candidates and, in an increasingly competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;

  the Company's reliance on independent foreign manufacturers;

  changes in the costs of raw materials, labor, advertising and transportation;

  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;

  the uncertainties of sourcing associated with the new environment in which general quota has expired on apparel products (while China has agreed to safeguard quota on certain classes of apparel products through 2008, political pressure will likely continue for restraint on importation of apparel);

  the Company's ability to successfully implement new operational and financial computer systems; and

  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A - Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.